As filed with the Securities and Exchange Commission on April 24, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ingersoll-Rand Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	98-0626632
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

(For co-registrants, please see “Table of Co-Registrants” on the following page)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.75% Senior Notes due 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-88580 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices, including zip code
Ingersoll-Rand International Holding Limited*	Bermuda	98-0613467	c/o Ingersoll-Rand plc 170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
Ingersoll-Rand Company*	New Jersey	13-5156640	c/o Ingersoll-Rand plc 170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland

*	Ingersoll-Rand International Holding Limited is the issuer of the securities registered hereby. Ingersoll-Rand Company is a co-obligor and a guarantor of the securities registered hereby. Ingersoll-Rand Public Limited Company is a guarantor of the securities registered hereby.

Item 1:	Description of Registrant’s Securities to be Registered.

The description of the 4.75% Senior Notes due 2015 of Ingersoll-Rand International Holding Limited, as successor to Ingersoll-Rand Company Limited (the “Company”) and the description of the senior debt securities contained in the supplement to the Prospectus filed on May 24, 2005 (the “Prospectus”) by the Company and certain of its affiliates pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), to the Company’s Registration Statement on Form S-3 (No. 333-88580) are each incorporated herein by reference.

Item 2:	Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Indenture, dated as of May 24, 2005, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as Trustee	Incorporated by reference to Exhibit 10.2 to Ingersoll-Rand Company Limited’s Form 8-K filed with the SEC on May 27, 2005.

4.2	First Supplemental Indenture, dated as of June 29, 2009, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company, Ingersoll-Rand International Holding Limited, Ingersoll-Rand Public Limited Company and Wells Fargo Bank, N.A., as trustee, to that certain Indenture, dated as of May 24, 2005, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as Trustee	Incorporated by reference to Exhibit 4.2 to Ingersoll-Rand Public Limited Company’s Form 8-K filed with the SEC on July 1, 2009.

4.3	Second Supplemental Indenture, dated as of November 20, 2013, among Ingersoll-Rand International Holding Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as trustee, to that certain Indenture, dated as of May 24, 2005, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as Trustee	Incorporated by reference to Exhibit 4.3 to the Ingersoll-Rand Public Limited Company’s Form 8-K filed with the SEC on November 26, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2014

INGERSOLL-RAND PUBLIC LIMITED COMPANY

By:	/s/ Evan M. Turtz
Name:	Evan M. Turtz
Title:	Secretary

INGERSOLL-RAND INTERNATIONAL HOLDING LIMITED

By:	/s/ Evan M. Turtz
Name:	Evan M. Turtz
Title:	Secretary

INGERSOLL-RAND COMPANY LIMITED

By:	/s/ Evan M. Turtz
Name:	Evan M. Turtz
Title:	Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Indenture, dated as of May 24, 2005, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as Trustee	Incorporated by reference to Exhibit 10.2 to Ingersoll-Rand Company Limited’s Form 8-K filed with the SEC on May 27, 2005.

4.2	First Supplemental Indenture, dated as of June 29, 2009, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company, Ingersoll-Rand International Holding Limited, Ingersoll-Rand Public Limited Company and Wells Fargo Bank, N.A., as trustee, to that certain Indenture, dated as of May 24, 2005, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as Trustee	Incorporated by reference to Exhibit 4.2 to Ingersoll-Rand Public Limited Company’s Form 8-K filed with the SEC on July 1, 2009.

4.3	Second Supplemental Indenture, dated as of November 20, 2013, among Ingersoll-Rand International Holding Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as trustee, to that certain Indenture, dated as of May 24, 2005, among Ingersoll-Rand Company Limited, Ingersoll-Rand Company and Wells Fargo Bank, N.A., as Trustee	Incorporated by reference to Exhibit 4.3 to the Ingersoll-Rand Public Limited Company’s Form 8-K filed with the SEC on November 26, 2013.